Exhibit 10.38

English Translation

LEASE CONTRACT

Landlord: Li Yang	(“Party A”)

Legal Address:

Passport No.: AB402950

Tel: 010-58696461

Tenant: Quan Toodou Network Science and Technology Co., Ltd.        (“Party B”)

Registered Address: Room 801, CYTS Plaza, No. 5, South Dongzhimen Street, Beijing

Contact: Xuelei Hou

Tel: 010-58156555

Party A is a citizen of the People’s Republic of China. Party A hereby agrees to lease and Party B hereby agrees to rent the House located at Jianwai SOHO, Beijing. Now, therefore, both Parties enter into this Contract. This Contract is entered into on the 10th day of August, 2009 by and between Party A and Party B. In order to specify the rights and obligations of both Parties, both Parties hereby enter into the following terms and conditions.

ARTICLE 1 LEASED UNIT

In accordance with the terms and conditions of this Contract, Party B hereby rents the property owned by Party A, which is located at Room 2202 and Room 2206, 22/F, No. 18 Building, Jianwai SOHO, No. 39, Dong San Huan Middle Road, Chaoyang, Beijing (“Leased Unit”).

The gross floor space of the Leased Unit is 436.54 square meters. Party B’s designated user will use the Leased Unit only as office. Without the consent of Party A, Party B may not sublease or assign the Leased Unit or any part thereof to any third party, or jointly use the same with any third party. Party B may not use the exterior wall of the building.

ARTICLE 2 LEASE TERM AND RENT-FREE PERIOD

2.1 The lease term shall be two (2) years, as from August 11, 2009 to August 10, 2011 (“Lease Term”).

2.2 The rent-free period shall be 30 days, as from August 11, 2009 to September 10, 2009. During the rent-free period, Party B is not required to pay the rent and the property management fees.

ARTICLE 3 RENT AND OTHER FEES

3.1 Party B must pay the rent to Party A in accordance with this Contract at the rent rate of RMB43,854.08/month, including the fees of heating and initial internet connection (change to any of the costs will not change the total amount of the rent), but excluding fees of water, electricity, gas, local telephone, IP long distance telephone, broadband internet connection, property management fee, tax and any other fees and charges incurred from any other facilities exclusively used by Party B. If there is any other fee or charge incurred from the use of the Leased Unit by Party B, Party A may demand Party B to pay such fee or charge.

3.2 Party A shall issue a valid taxation invoice for the rent to Party B in accordance with the amount of rent specified herein. The tax of RMB2,302.33 per month incurred from the payment of rent shall be borne by Party B.

3.3 Party A shall issue a valid invoice for the property management fee to Party B in accordance with the amount of the property management fee specified herein. The amount of property management fee is RMB2,619.24 per month and shall be borne by Party B.

3.4 As a conclusion, Party B shall pay the gross rent of RMB48,775.65 per month. The time limit for the payment of any sum mentioned above shall be commenced from the date when Party B receives an invoice of rent, property management fee or any other fee issued by Party A. It is agreed that Party B may take following means to make payment: Party A issue an invoice in advance, and Party B make payment within five business days upon receipt of the invoice. If Party B makes payment according to the terms of payment mentioned above, it shall not be deemed as delay in payment.

3.3 Party B shall pay three months’ rent in advance, and two months’ rent are paid additionally as security deposit.

3.4 Party B shall pay the rent of the next month on or before the 10th day of each month. The initial rent shall be paid on or before August 15, 2009. If Party B is unable to pay the rent on time due to business trip or any other reason, it shall promptly give a notice to Party A. The payment of such rent may be deferred for five business days upon receipt of the notice by Party A; otherwise, Party B shall pay an overdue fine to Party A. For each delayed day, Party B shall pay 5‰ of the monthly rent to Party A as the overdue fine. If Party B fails to pay any due and payable rent for more than fifteen (15) days without justifiable reason, Party A may terminate this Contract.

3.5 Party B shall pay all due and payable amounts hereunder to the following bank account designated by Party A. All amounts shall be calculated and paid in Renminbi.

Bank: Dabeiyao Sub-branch, Beijing Branch, Bank of China

Account Name: Li Yang

A/C No.: 4563-5101-0086-3897-868

ARTICLE 4 PROPERTY MANAGEMENT FEE

4.1 Party A must pay the property management fees to the property management company of Jianwai SOHO on a monthly basis. The property management fee shall be paid according to the relevant rules of the property management company. The property management company may adjust the rate of property management fee from time to time. The rate of the property management fee shall be applied to the Leased Unit, as well as all owners and tenants of Jianwai SOHO.

4.2 Upon execution of this Contract, Party B must comply with the relevant rules established by the developer and the property management company of Jianwai SOHO which are applicable to all owners and tenants.

ARTICLE 5 SECURITY DEPOSIT

5.1 Upon execution of this Contract, Party B shall pay a security deposit (“Security Deposit”) to Party A equal to two months’ rent, i.e. RMB92,946.64 (only including net rent and property management fee), as the security for Party B’s faithful performance of all terms and conditions of this Contract. Upon receipt of the security deposit, Party A shall issue a receipt to Party B.

5.2 Party B shall indemnify Party A against all losses and damages if Party B fails to pay any due or payable rent hereunder or causes any actual loss or damage to Party A (other than natural wear and tear in the Leased Unit or any renovation, furniture or electric appliance therein). During the term of this Contract, Party B may not use the security deposit to set off the due and payable rent or any other fees specified herein, or assign the security deposit to any third party or set any guaranty on the security deposit.

5.3 Subject to Party B’s full performance of all terms, conditions and stipulations of this Contract, as well as return of the Leased Unit and discharge of all due and payable fees (including but not limited to fees of water, electricity, gas and telephone, liquidated damages and indemnity), Party A shall refund the security deposit (without interest) within fifteen (15) business.

ARTICLE 6 OVERDUE INTEREST

If Party B, without giving a prior notice to Party A, defaults the payment of any due and payable security deposit, rent or any other amount or any amount advanced by Party A for Party B, Party B shall pay an overdue fine at 0.5‰ of defaulted amount for each day of delay.

ARTICLE 7 OTHER PUBLIC FACILITIES

7.1 Party B may reasonably use the public facilities in Jianwai SOHO in accordance with the relevant rules.

ARTICLE 8 DAMAGE AND MAINTENANCE

8.1 Party A shall indemnify Party B against all losses and damages suffered by Party B due to any fault of Party A, but Party B shall be responsible for the losses and damages due to any other reason, provided that Party A shall give necessary assistance upon request of Party B.

8.2 Party B shall at its own costs maintain and repair the facilities in the Leased Unit, so that such facilities will remain the clean and habitable conditions. Upon expiry or termination of the lease term, Party B shall return the Leased Unit to Party A at the initial conditions.

ARTICLE 9 RIGHTS AND OBLIGATIONS OF PARTY A

9.1 Party A hereby warrants that Party A is the sole owner of the Leased Unit and so has the exclusive right to lease the Leased Unit. Party A shall provide Party B with the photocopy of valid real estate certificate, real estate purchase invoice and the identity certificate or passport of the owner. During the term of this Contract, Party A may not retrieve the Leased Unit without cause. If Party A intends to retrieve the Leased Unit during the term of this Contract, Party B may reject Party A’s request. If Party B can not continue to use the Leased Unit due to any administration or penalty by any government authority regarding the registration or recordation of the Leased Unit, it shall not be deemed as breach of contract by Party B, and this Contract shall be terminated automatically after Party A has fully refunded the security deposit as mentioned in Article 5.1 above.

9.2 Party A has lawfully purchased Room 2202 and Room 2206, 22/F, No. 18 Building from the developer of Jianwai SOHO, and Party A shall present the real estate certificate of the Leased Unit to Party B.

9.3 Party A must strictly comply with the House purchase contract signed with the developer.

9.4 During the lease term, Party A shall ensure Party B may peacefully occupy and use the Leased Unit without any disturbance of Party A or Party A’s agent, provided that Party B has paid the due and payable rent hereunder and comply with all terms and conditions of this Contract.

9.5 Party A may unilaterally terminate this Contract, if Party B:

9.5.1 Violates any law or regulation of the People’s Republic of China, and uses the Leased Unit to carry out any illegal activity;

9.5.2 Changes the purpose of the Leased Unit without authorization;

9.5.3 Fails to pay the rent in accordance with this Contract; or

9.5.4 Without the consent of Party A, subleases or assigns the Leased Unit or any part thereof to any third party, or jointly uses the same with any third party.

9.6 If Party A transfers the ownership of the Leased Unit to any third party, it shall promptly give a notice to Party B and the effectiveness of this Contract shall continue. In that case, Party B shall have the right of first refusal to the Leased Unit under the equivalent conditions.

ARTICLE 10 RIGHTS AND OBLIGATIONS OF PARTY B

10.1 Subject to Party B’s strict compliance with the terms and conditions of this Contract, Party B may reasonably and lawfully occupy and use the Leased Unit during the lease term.

10.2 Party B may reasonably use the public facilities in Jianwai SOHO.

10.3 Party B shall timely pay the rent and the fees of electricity, water, gas, telephone, IP long-distance call and broadband internet connection relating to the Leased Unit, and the service fees relating to other facilities exclusively provided to Party B (unless it is otherwise agreed by both Parties).

10.4 Party B shall keep the interiors of the Leased Unit in clean and intact conditions, prevent any event of damage, pollution or fire, and shall procure its guests and friends to take care of Party A’s articles and the public facilities of Jianwai SOHO. Party B shall indemnify Party A against all losses and damages to Party A, any other owner or tenant of Jianwai SOHO or any pubic facility in Jianwai SOHO due to any reason of Party B.

ARTICLE 11 TERMINATION OF CONTRACT

11.1 Upon occurrence of any of the circumstances listed in Article 9.5, Party A may unilaterally terminate this Contract, without any compensation to Party B.

11.2 This Contract may be terminated by a written agreement entered into by both Parties through friendly negotiation.

11.3 If either Party is unable to perform this Contract due to earthquake, storm, hail, fire or any other event of force majeure which is unforeseeable, inevitable or uncontrollable, the influenced party shall be released from any liability relating thereto.

ARTICLE 12 LIABILITIES FOR BREACH OF CONTRACT

12.1 Unless it is otherwise stipulated in Article 11 above, neither Party may terminate this Contract. If either Party violates this Contract, it shall indemnify the other Party against all damages and losses resulted therefrom. In case of contributory negligence, both Parties shall be subject to the liability respectively as per the specific circumstance.

12.2 If Party B violates any term or condition of this Contract and fails to make remedy within fourteen (14) days upon receipt of a written notice from Party A, this Contract shall be terminated automatically and the lease term shall be expired after fourteen (14) days upon delivery of a written notice from Party A. In that case, Party B shall evacuate from the Leased Unit and return the Leased Unit to Party A.

ARTICLE 13 RETURN OF THE HOUSE

13.1 Upon expiry of the lease term or termination of this Contract (including termination due to breach of contract), Party B must evacuate from the Leased Unit and return the same to Party A within three (3) days. If Party B fails to do so on time, Party A may immediately retrieve the Leased Unit and the keys thereto, and may also change the lock, control the access of other persons and clear away all articles from the Leased Unit. In that case, Party B shall be responsible for all consequences and liabilities resulting therefrom.

13.2 If Party B fails to dispose of any renovation, equipment or any other article in the Leased Unit within three (3) days after Party B has moved out or actually evacuated from the Leased Unit upon expiry or termination of lease term (including termination due to breach of contract), it shall be deemed that Party B has abandoned such articles. Party A may at its own discretion dispose of such articles. In that case, Party B may not make any objection and claim any compensation against Party A.

ARTICLE 14 RENEWAL

During the term of this Contract, subject to the performance of any terms, conditions and stipulations of this Contract by Party B, Party B shall have the right of priority in renewing this Contract for another term under the equivalent conditions (all terms and conditions of this Contract, other than the rate of rent, will not be changed, but the rate of rent in the renewed contract shall be no more than 125% of the initial rate of rent), provided that Party B must give a written request of renewal at least sixty (60) days prior to the expiry of the lease term; otherwise, Party A may lease the Leased Unit to any third party. Party A may invite potential tenants to visit the Leased Unit within sixty (60) days prior to the expiry of the lease term or the renewed lease term.

ARTICLE 15 TERMINATION

Neither Party may terminate this Contract except for any cause listed in Article 11 above. If Party B intends to terminate this Contract, this Contract will become terminated automatically after the security deposit paid by Party B is retained by Party A; if Party A intends to terminate this Contract, this Contract may become terminated only if Party A has paid to Party B the compensation equal to two months’ rent, in addition to the refund of Party B’s security deposit.

ARTICLE 16 NOTICES

Any notice or other communication given by either Party hereunder shall be in Chinese and written forms, and shall be sent to the address of the other Party as mentioned below by personal delivery, or registered airmail (postage prepaid) or recognized courier service or fax. A notice shall be deemed as effectively delivered on the date as determined according to the following rules:

1. If sent by personal delivery, shall be deemed as duly served on the date of delivery;

2. If sent by registered airmail, shall be deemed as duly served on the tenth (10th) day after the posting date (as indicated on the postmark);

3. If sent by courier service, shall be deemed as duly served on the fifth (5th) day after it is sent by the recognized courier service provider; or

4. If sent by fax, shall be deemed as duly served on the first (1st) business day after the date of transmission.

ARTICLE 17 DISPUTE SETTLEMENT

17.1 The formation, validity, construction and performance of and settlement of disputes arising in connection with this Contract shall all be governed by the applicable laws of the People’s Republic of China.

17.2 Any dispute arising from this Contract shall be settled by both parties through friendly negotiation or mediation. If no settlement can be reached through negotiation or mediation, either Party may submit the dispute to Beijing Arbitration Commission for arbitration.

ARTICLE 18 MISCELLANEOUS

18.1 Force Majeure

18.1.1 “Event of Force Majeure” shall mean any event which can not be controlled by either Party and causes the said Party fails to perform its obligations hereunder, including but not limited to ban or action of government or government agency, riot, war, hostile status, civil commotion, strike or any other labor dispute or lockout, halt or interruption of transportation or any other facilities, epidemic, SARS, fire, floods, earthquake, storm or any other natural disaster.

18.1.2 If either Party fails to perform its obligations hereunder due to any event of force majeure, the Party shall give a written notice to the other Party within 14 days upon occurrence of such event, and both Parties shall take best efforts to minimize the losses.

In case of any event of force majeure, the influenced Party shall be released from any liability for its failure in performance or the losses, and such failure or delay in performance shall not be deemed as breach of contract. The Party claiming failure in performance due to any event of force majeure shall take appropriate measures to minimize or eliminate the effect caused by the event of force majeure, and shall make efforts to resume the performance of its obligations affected by such event within the shortest period.

18.2 This Contract is made and executed in Chinese language with two counterparts, one for each party hereto.

18.3 This Contract shall enter into force as of being duly executed by both Parties.

Landlord (Party A):	Tenant (Party B):

(Seal/Signature)	(Seal/Signature)

/s/ Li Yang	/s/ Wei Wang

[seal: Quan Toodou Network Science and Technology Co., Ltd.]

Date: August 10, 2009